                                                                EXHIBIT 14.(a).1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on
Form S-8 (Nos. 333-139021 and 333-111932) and Form F-3 (No. 333-128847) of our
reports dated March 26, 2008, with respect to the consolidated financial statements of Tefron Ltd. and the effectiveness of internal control over financial reporting of Tefron Ltd. included in this Annual Report (Form 20-F)
for the year ended December 31, 2007.

                                   /s/ Kost, Forer, Gabbay & Kasierer
                                   ----------------------------------
Haifa, Israel                      KOST, FORER, GABBAY and KASIERER

March 26, 2008                     A member of Ernst & Young Global